Fairness Opinion Presentation Prepared for the Special Committee of the Board of Directors of National Holdings Corporation:

Project Nestor

January 10, 2021

KEEFE, BRUYETTE & WOODS
A Stifel Company

General Information and Limitations

This presentation (this "Presentation") has been prepared by Keefe, Bruyette & Woods, Inc. ("KBW") for the exclusive use of the Special Committee (the "Special Committee") of the Board of Directors (solely in such capacity, the "Board") of Alpha ("Alpha" or the "Company") in connection with KBW's presentation to the Special Committee at a meeting to be held on January 10, 2021. This Presentation has been prepared further to KBW's rendering of an opinion (the "Opinion") to the Special Committee as to the fairness, from a financial point of view, to the holders of common stock of Alpha other than the Excluded Holders (as defined in the Opinion), of the consideration proposed to be paid in the proposed tender offer by Omega Sub ("Omega Sub"), a wholly-owned subsidiary of Omega ("Omega"), to purchase shares of Alpha common stock not owned by Omega and its affiliates (such tender offer, the "Tender Offer") and the subsequent merger of Omega Sub with and into Alpha (the "Merger" and, together with the Tender Offer, the "Transaction")

This Presentation is qualified in its entirety by the written Opinion delivered to the Special Committee, including the assumptions and qualifications therein. This Presentation contains information obtained from publicly available sources and from materials provided to KBW by the Company and Omega. In conducting our analyses, we have, with the consent of the Special Committee, assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed or otherwise used and relied upon by us, and we have not assumed any responsibility or liability for independent verification of, or the accuracy or completeness of, such information. KBW did not conduct any independent verification or any appraisal or physical inspection of properties, assets or liabilities or evaluate the solvency, financial capability or fair value of the Company or Omega under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. KBW is not expressing a view or opining as to the terms of the Transaction other than as set forth in the written Opinion, and is not expressing a view or opining as to the terms of any other transaction undertaken by the Company or its stockholders. We have assumed that all financial and operating forecasts and projections of Alpha that were prepared at the direction of the Special Committee and used and relied upon by us at the direction of the Special Committee have been reasonably prepared and represent the best currently available estimates and judgments of the Special Committee as to the future financial and operating performance of Alpha. We have assumed that all of the foregoing information provides a reasonable basis upon which we could form the Opinion. We express no view as to any such forecasts, or projections or the assumptions or bases therefor.

The Opinion (and this Presentation) is based upon economic, market and other conditions as they exist and can be evaluated as of its date (or such other dates as reflected therein) and utilizes several analyses and techniques. KBW did not attribute any particular weight to any analysis or factor. KBW believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete view of the process underlying its conclusions. Any analysis of this type is subject to uncertainties and contingencies all of which are difficult to predict and are beyond the control of the firm preparing the analysis. It is understood that subsequent developments may affect the conclusions reached in the Opinion and that KBW does not have an obligation to replicate, revise or reaffirm the Opinion or this Presentation.

This Presentation and the information contained herein have been prepared solely for the Special Committee and may not be used by any other person without the express prior written consent of KBW. Any party receiving these materials (other than the Special Committee) is not authorized to rely on these materials for any purpose. The Company acknowledges that it shall not disclose to any person the existence of this Presentation or the Opinion, any view expressed by KBW in connection herewith (in writing or otherwise) or any portion hereof or thereof, or KBW's engagement, without KBW's express written consent. This Presentation and the Opinion, and the materials and financial models used by KBW in preparing this Presentation and the Opinion, have been developed by and are proprietary to KBW and are protected under applicable copyright laws. Not in limitation of any of the foregoing, any recipient thereof, by virtue of such receipt, agrees that it will not reproduce, distribute or make publicly available all or any portion of the Opinion, this Presentation or such models or other materials contained therein without the prior written consent of KBW.

KBW Disclosure

- KBW has acted exclusively for the Special Committee in rendering the Opinion and will receive a fee from Alpha for its services
- A portion of KBW's fee is payable upon the rendering of the Opinion
- The Opinion speaks only as of its date and is necessarily based on economic, market, financial and other conditions as they exist on, and information made available to us as of, such date. Subsequent developments may affect the conclusion reached in the Opinion and KBW does not have any obligation to update, revise or reaffirm the Opinion
- With respect to the one-time liquidity event for the securities position held by Alpha's Private Shares business in Palantir Technologies Inc. expected to occur in February or March 2021, KBW has relied solely on recent trading prices of Palantir common stock (discounted for illiquidity) for purposes of its analyses. KBW expresses no view as to what the actual revenue and profit impact of such liquidity event will be
- The financial and operating forecasts and projections used by KBW at the direction of the Committee have assumed that the ongoing COVID-19 pandemic could have a limited adverse impact on Alpha and Omega. KBW expresses no view as to any such information, the foregoing assumption or the other assumptions or bases for such information
- KBW is not opining on the fairness of the amount or nature of any compensation to any of Alpha's officers, directors or employees, or any class of such persons, relative to the compensation to be paid to the holders of Alpha Common Stock (other than the Excluded Holders)
- In conducting its review and arriving at the Opinion, KBW has relied upon the accuracy and completeness of all financial and other information provided to it or publicly available and KBW has not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy, or completeness
- The issuance of the Opinion has been approved by KBW's Fairness Opinion Committee
- Other than in connection with this present engagement, KBW has not provided investment banking or financial advisory services to Alpha during past two years and received compensation for such services
- KBW has not provided investment banking and financial advisory services to Omega during the past two years
- KBW may provide investment banking and financial advisory services to Alpha or Omega in the future, for which KBW may receive compensation

Table of Contents

Transaction Summary

Transaction Summary

Acquirer	• Omega (Nasdaq Listed)
Target	• Alpha (Nasdaq Listed)
Type of Transaction	• Two-step transaction – tender offer by Omega Sub for Alpha shares not owned by Omega, followed by merger of Omega Sub with and into Alpha
Form of Consideration	• 100% cash
Per Share Consideration	• $3.25
Aggregate Consideration	• $44.7M(1)

Source: Draft dated January 8, 2020 of Merger Agreement
(1) Based upon 13,765,304 Alpha common shares, per Company management

Alpha Stock Price Performance

1-Year Stock Price Performance



$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Price per Share ($)
1/8/2020
2/8/2020
3/8/2020
4/8/2020
5/8/2020
6/8/2020
7/8/2020
8/8/2020
9/8/2020
10/8/2020
11/8/2020
12/8/2020
1/8/2021
$3.04
Covid-19 Sell-Off
4/30/2020 Omega's Chairman and Co-CEO writes letter to Alpha's Board of Directors to purchase remaining non-management shares at $2.00 / share Share price: $1.37 / share
8/26/2020 Omega's Chairman and Co-CEO withdraws the prior proposal to acquire the shares not owned by Omega Share price: $2.39 / share
11/11/2020 Omega's Chairman and Co-CEO sent a letter to the Special Committee of the Board of Directors of Alpha outlining his willingness to tender for outstanding shares at $2.75 / share Share price: $1.84 / share
12/30/2020 Alpha closes at $3.42 / share
7/24/2020 Omega submits a revised proposal to acquire all shares not owned by Omega at $2.75/share Share price: $1.99 / share
9/18/2020 Daniel Asher increases his shareholder percentage in Alpha and seeks to engage with the company's board regarding shareholder representation and certain leadership changes. Asher owns a total of 19.55% of Alpha's common stock under his name and under Sphinx Trading LP, Equitec Proprietary Markets LLC and Oakmont Investments LLC Share price: $2.08 / share
12/8/2020 Daniel Asher increases his shareholder percentage of Alpha to 22.14% Share price: $2.63 / share
12/29/2020 Alpha files its 10-K, disclosing potential benefit of carried interest from the Private Shares business Share price: $2.73 / share

Source: S&P Capital IQ, S&P Market Intelligence as of 1/8/2021

Proposed Transaction Valuation and Transaction Multiples

		Proposed Transaction
Proposed Transaction Value		
Per Share Consideration ($)		$ 3.25
Total Shares Outstanding (M)[1]		13.8
Implied Aggregate Equity Value ($M)		**$ 44.7**
Proposed Transaction Multiples		
Premium / (Discount) to	***Metrics***	
Closing Alpha Price @ (01/08/21)	$3.04	**6.9%**
10-Day VWAP [2]	$3.23	**0.7%**
30-Day VWAP [2]	$2.96	**9.8%**
90-Day VWAP [2]	$2.74	**18.7%**
180-Day VWAP [2]	$2.58	**26.0%**
1 Year VWAP [2]	$2.53	**28.6%**
4/30/20 Closing Price (pre-Initial Tender Proposal)[3]	$1.37	**137.2%**
7/24/20 Closing Price (pre-Second Tender Proposal)[3]	$1.99	**63.3%**
11/11/20 Closing Price (pre-Third Tender Proposal)[3]	$1.84	**76.6%**
Price /		
FY 2020 Pre-Tax Income	($8.1)	**NM**
FY 2020 EBITDA [4]	($4.9)	**NM**
FY 2020 Net Income[5]	($5.9)	**NM**
FY 2020 Book Value[6]	$46.6	**0.96x**
FY 2020 Tangible Book Value[6]	$22.7	**1.97x**

Source: Company Documents, Factset, and SNL Financial, unless otherwise noted
Note: Fiscal year ending on September 30, 2020
(1) Per Company management
(2) Volume weighted average price calculated based on closing prices as of 1/8/2021

(3) Represents **unaffected** stock prices at close
(4) EBITDA: Earnings before interest expense, interest income, provision for or benefit from income taxes, and depreciation and amortization
(5) Includes net income attributable to non-controlling interests
(6) PPP loan of $6.5M included as a liability in the calculation of book value and tangible book value

Alpha Overview

Alpha Overview

Company Overview

- Founded in 1947
- Headquartered in New York, NY and Boca Raton, FL
- Full-service investment banking and asset management firm offering retail brokerage and advisory services, investment banking, institutional sales and trading, equity research and tax preparation services
- Approximately 1,010 employees and independent contractors, of which 700 are financial advisors across its subsidiaries[1]

LTM Revenue Distribution

$ in millions



Tax preparation and Accounting $10.1 4%
Other $15.9 7%
Investment Advisory $35.7 16%
Commissions $116.9 51%
$229.9M LTM Revenue
Investment Banking $51.3 22%

Business Mix

Brokerage Services
- Full-service retail brokerage services for individuals, corporations and institutional clients
- ~700 registered representatives
- Operates through its broker-dealer subsidiary

Broker-Dealer Trading
- Institutional sales & trading in ~300 micro- and small-cap stocks
- Operates through its broker-dealer subsidiary

Investment Banking
- Corporate finance and investment banking services for high-growth micro-, small- and mid-cap companies
- Operates through its broker-dealer subsidiary

Private Shares
- Originates and manages SPVs that invest in a single issuer's securities at a set price
- Placed through the retail and institutional sales channels

Investment Advisory
- Offers investment advice and management tailored to the needs of each client based on investment profile
- Operates through its wholly-owned subsidiary

Institutional Services
- Offers fund managers access to investment opportunities and independent research products

Admin., Ops., Securities Transactions Processing and Customer Accts.
- Processes securities transactions and maintains customer accounts
- Customer accounts are protected up to $500,000
- Operates through its wholly-owned subsidiary

Tax Services
- Tax preparation and small business accounting services for clients based in NY, NJ and FL
- Operates through its wholly-owned subsidiary

Source: SEC filings and Company website
Note: Last twelve months (LTM) ended September 30, 2020
(1) As of 9/30/2020

Historical Income Statement Summary

($ in Thousands)	For the Fiscal Year Ended, 9/30/16	9/30/17	9/30/18	9/30/19	9/30/20
Summary Income Statement:					
Revenues					
Commissions	$ 95,942	$ 96,807	$ 109,984	$ 86,929	$ 116,898
Net dealer inventory gains (losses)	9,929	15,108	3,329	(1,466)	1,076
Investment banking[1]	34,937	44,385	57,201	69,656	51,280
Investment advisory	14,080	14,738	21,483	34,400	35,676
Interest and dividends	3,109	2,764	3,233	5,822	4,334
Transaction fees and clearing services	7,152	7,393	7,200	8,092	9,957
Tax preparation and accounting	8,294	7,439	7,772	8,807	10,148
Other	633	1,236	913	701	506
Total Revenues	**$ 174,076**	**$ 189,870**	**$ 211,115**	**$ 212,941**	**$ 229,875**
Total Compensation Expenses[2]	151,057	155,187	182,127	177,824	195,938
Total Non-Compensation Expenses[3]	25,488	26,715	26,269	33,017	42,453
Pre-Tax Income (Loss)	**$ (2,469)**	**$ 16,579**[5]	**$ (8,322)**	**$ 2,160**	**$ (8,079)**
Net Income (Loss)	**$ (5,559)**	**$ 12,528**	**$ (11,510)**	**$ 1,841**	**$ (6,214)**
Net income (Loss) attributable to Alpha	**$ (5,559)**	**$ 12,528**	**$ (11,510)**	**$ (819)**	**$ (5,938)**
EBITDA[4]	$ (1,205)	$ 17,822	$ (6,674)	$ 1,364	$ (4,859)
Key Operating Metrics:					
Revenue Growth (%)		*9.1%*	*11.2%*	*0.9%*	*8.0%*
Compensation Expense / Revenue (%)	*86.8%*	*81.7%*	*86.3%*	*83.5%*	*85.2%*
Non-Compensation Expense / Revenue (%)	*14.6%*	*14.1%*	*12.4%*	*15.5%*	*18.5%*
Pre-Tax Margin (%)	*(1.4%)*	*8.7%*	*(3.9%)*	*1.0%*	*(3.5%)*
EBITDA Margin (%)	*(0.7%)*	*9.4%*	*(3.2%)*	*0.6%*	*(2.1%)*

Source: SEC filings
Note: Fiscal year ending on September 30, 2020
Note: "NM" indicates metric is negative
Note: Company's Adjusted EBITDA excluded due to materiality and composition
(1) Includes revenue derived from Private Shares business
(2) Includes commissions, compensation and fees

(3) Includes all other operating expenses, excluding commissions, compensation and fees
(4) EBITDA: Earnings before interest expense, interest income, provision for or benefit from income taxes, and depreciation andamortization
(5) FY 2017 profitability impacted by change in fair value of warrant liability ($8.5M) and unrealized gain on the firm's warrantportfolio ($5.6M)

Historical Balance Sheet

($ in Thousands)	As of, 9/30/16	9/30/17	9/30/18	9/30/19	9/30/20
ASSETS					
Cash	$ 21,694	$ 23,508	$ 27,920	$ 30,443	$ 27,327
Restricted cash	354	1,381	1,353	960	962
Cash deposits with clearing organizations	1,030	1,041	336	436	686
Securities owned, at fair value	2,357	7,102	7,786	12,481	4,739
Receivables from broker-dealers and clearing organizations	3,357	2,850	3,967	3,490	3,367
Forgivable loans receivable	1,712	1,616	1,567	1,834	4,269
Other receivables, net	5,430	5,180	4,265	5,672	12,394
Prepaid expenses	1,910	2,490	4,065	3,639	4,258
Fixed assets, net	1,164	2,397	2,671	5,067	4,382
Intangible assets, net	5,704	4,843	4,730	5,441	12,276
Goodwill	6,531	5,217	5,153	5,153	11,673
Deferred tax asset, net	8,958	6,420	4,192	4,560	4,795
Operating lease assets	-	-	-	-	14,721
Other assets	345	353	444	2,031	1,388
Total Assets	**$ 60,546**	**$ 64,398**	**$ 68,449**	**$ 81,207**	**$ 107,237**
LIABILITIES AND STOCKHOLDERS' EQUITY					
Liabilities					
Accrued commissions and payroll payable	$ 11,940	$ 10,065	$ 12,862	$ 18,590	$ 15,445
Accounts payable and accrued expenses	7,166	8,715	8,019	8,643	9,656
Deferred clearing and marketing credits	995	786	576	367	157
Securities sold, but not yet purchased, at fair value	298	151	-	-	-
Warrants issued	14,055	5,597	-	-	-
Contingent consideration	-	-	-	1,620	10,401
Operating lease liabilities	-	-	-	-	16,719
PPP loans	-	-	-	-	6,523
Other	319	181	57	388	1,701
Total Liabilities	**$ 34,773**	**$ 25,495**	**$ 21,514**	**$ 29,608**	**$ 60,602**
Stockholders' Equity					
Common stock	$ 248	$ 248	$ 250	$ 263	$ 273
Additional paid-in-capital	66,353	66,955	86,510	90,354	93,079
Accumulated deficit	(40,843)	(28,315)	(39,825)	(40,779)	(46,717)
Total Alpha Stockholders' Equity	$ 25,758	$ 38,888	$ 46,935	$ 49,838	$ 46,635
Non-controlling interest	15	15	-	1,761	-
Total Stockholders' Equity	**$ 25,773**	**$ 38,903**	**$ 46,935**	**$ 51,599**	**$ 46,635**
Total Liabilities and Stockholders' Equity	**$ 60,546**	**$ 64,398**	**$ 68,449**	**$ 81,207**	**$ 107,237**

Source: SEC filings
Note: Fiscal year ending on September 30, 2020

Financial Analysis

Financial Analysis Overview

- **Selected Public Companies Analysis**
  - Reviewed market valuations and implied trading statistics for selected publicly traded Small-Cap Diversified Broker Dealers
  - Calculated the low, average, median and high multiples for price to earnings and price to tangible book value and applied low and median multiples to corresponding Alpha data
- **Selected Precedent Transactions Analysis**
  - Reviewed multiples paid in selected comparable acquisitions of companies in the independent broker dealer and full-service broker dealer sector
  - Calculated the low, average, median and high multiples for transaction value to LTM EBITDA and applied low and median multiples to corresponding Alpha data
- **Discounted Cash Flow Analysis**
  - Utilized 2021E-2027E projected financial information as directed by Alpha's Special Committee
  - Derived the implied present value of Alpha's projected free cash flows over the next five and a half years
  - Terminal values calculated by applying a selected range of price to forward earnings exit multiples
  - Discount rate calculated based on the Capital Asset Pricing Model by using the median beta for comparable companies and a size premium based on Duff & Phelps data for a company of Alpha's size
- **One-time liquidity event for the securities position held by Alpha's Private Shares business in Palantir Technologies, Inc.**
  - The illustrative potential financial impact of proceeds from the carried interest in pre-IPO shares of Palantir is based on 3-day VWAP as of 1/8/2021
  - Assumes 15% illiquidity discount
  - Assumes an effective 28.0% annual tax rate, per Alpha Management

Financial Analysis Summary

Implied Equity Value Per Share ($)



Multiple Range (Low to Med.)(1)
Valuation Metric ($M)
Represents illustrative = $0.53 / share increase in value from Palantir(4)
Per Share Consideration: $3.25 / share
Selected Public Companies Analysis: Price / LTM EPS
6.61x
6.93x
NEGATIVE(2)
Selected Public Companies Analysis: Price / TBV
0.63x
1.03x
$22.7(3)
$1.04
$1.57
$1.70
$2.24
Selected Precedent Transactions Analysis: Price / LTM EBITDA
4.21x
9.66x
NEGATIVE(2)
Discounted Cash Flow Analysis
19.2% CoE / 5.0x P/E
23.2% CoE / 10.0x P/E
$1.03
$1.56
$2.12
$2.65
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
Price per Share ($)

Source: Company Documents, SNL Financial, Factset
Note: Financial data based on most recently available public filing
Note: Valuation metrics for Alpha are for the full year ended September 30, 2020
Note: Per share calculated based on 13,765,304 shares outstanding, per Company management

(1) Ranges reflect low to median multiples, except for DCF analysis
(2) Valuation metric for Alpha is negative
(3) PPP loan of $6.5M included as a liability in the calculation of book value and tangible book value
(4) Dotted bars represent the illustrative pro forma impact of proceeds from the carried interest in pre-IPO shares of Palantir; Further detail provided on page 28

Selected Public Companies Analysis

Selected Public Companies Analysis

	Ticker	Stock Price 1/8/21 ($)	Market Cap ($mm)	Trading As % of High[1] (%)	Price Change 1 Year (%)	Price Change YTD (%)	Market Cap / LTM Revenue (x)	Market Cap / CY '20E Revenue (x)	Market Cap / CY '21E Revenue (x)	Price / LTM EPS (x)	Price / CY '20E EPS (x)	Price / CY '21E EPS (x)	Price / Book (x)	Price / Tangible Book (x)	Dividend Yield (%)
Small Cap Diversified Broker Dealers															
B. Riley Financial, Inc.	RILY	45.72	1,163	98.2	81.3	3.4	1.8	NA	NA	NM [2]	NA	NA	4.2	NM [2]	3.3
Cowen Inc.	COWN	27.55	732	96.7	66.6	6.0	0.5	0.5	0.6	6.6	3.4	6.1	0.9	1.2	1.2
Oppenheimer Holdings Inc.	OPY	32.06	397	95.6	13.7	2.0	0.4	NA	NA	7.2	NA	NA	0.7	0.9	1.5
JMP Group LLC	JMP	3.94	77	87.9	25.5	2.3	0.8	0.8	0.7	NM [2]	11.3	9.9	1.4	1.4	0.0
Cohen & Company Inc.	COHN	16.50	22	51.9	279.3	1.0	0.3	NA	NA	NM [2]	NA	NA	0.6	0.6	0.0
			Low	**51.9**	**13.7**	**1.0**	**0.3**	**0.5**	**0.6**	**6.6**	**3.4**	**6.1**	**0.6**	**0.6**	**0.0**
			Average	**86.0**	**93.3**	**2.9**	**0.8**	**0.7**	**0.7**	**6.9**	**7.3**	**8.0**	**1.6**	**1.0**	**1.2**
			Median	**95.6**	**66.6**	**2.3**	**0.5**	**0.7**	**0.7**	**6.9**	**7.3**	**8.0**	**0.9**	**1.0**	**1.2**
			High	**98.2**	**279.3**	**6.0**	**1.8**	**0.8**	**0.7**	**7.2**	**11.3**	**9.9**	**4.2**	**1.4**	**3.3**
Alpha		**3.04**	**41**	**77.9**	**8.8**	**0.3**	**0.2**	**NA**	**NA**	**NM [2]**	**NA**	**NA**	**0.9 [3]**	**1.8 [3]**	**0.0**

Source: SNL Financial, FactSet as of 1/8/2021
Note: Financial data based on most recently available public filing
Note: Total revenue excludes net effect of interest expense
(1) Represents 52-week high
(2) Multiple is negative
(3) PPP loan of $6.5M included as a liability in the calculation of book value and tangible book value

Selected Public Company Historical Trading Statistics

Historical 1-Year Price / Tangible Book Value

Price / TBV	Alpha	Small-Cap[1]
Current (01/08/2021)	1.83x[2]	1.03x
30-Day Average	1.66x	0.98x
60-Day Average	1.46x	0.90x
90-Day Average	1.34x	0.85x
1-Year Average	1.09x	0.73x



Alpha
Small-Cap Diversified Broker Dealers(1)
3.00x
2.50x
2.00x
1.50x
1.00x
0.50x
0.00x
1/8/2020
3/8/2020
5/8/2020
7/8/2020
9/8/2020
11/8/2020
1/8/2021
1.83x(2)
1.03x

Source: S&P Capital IQ, S&P Market Intelligence as of 1/8/2021

(1) Average of Small-Cap Diversified Broker-Dealers consisting of COHN, COWN, JMP, RILY, OPY
(2) PPP loan of $6.5M included as a liability in the calculation of tangible book value

Small-Cap Diversified Broker-Dealer Performance

Ranking by Performance Metric

	Metric ($000s)[1]				Ratio (%)				Trading Stats	
	Total Revenue	Total Rev. - Comp. Exp.[2]	3-Year Avg. Rev. Growth (%)	Total Rev. / Employee	Comp. Ratio[2]	Non-Comp Ratio	Operating Margin[3]	NI Margin	3-Month Trading Volume (000s)	3-Month Trading Volume $ ($000s)[4]
COWN	1	1	1	1	1	3	2	1	1	1
OPY	2	2	5	5	3	2	4	3	3	3
RILY	3	NM	2	3	NM	NM	1	2	2	2
Alpha	**4/6**	**4/5**	**4/6**	**6/6**	**4/5**	**1/5**	**5/6**	**5/6**	**5/6**	**5/6**
JMP	5	5	6	4	5	5	6	6	6	6
COHN	6	3	3	2	2	4	3	4	4	4

Distribution of Alpha's Rankings Across All Performance Metrics (Based on % Quartile)


= Alpha Performance Rank
0%
25%
50%
75%
100%
Quartile (%)

Source: Company filings and SNL Financial; Market data as of 1/8/2020
Note: Business segmentation revenues shown may not reflect actual business segmentation revenue for each company
Note: Compensation and non-compensation ratio order is ranked in ascending order, from the lowest expense ratio (1) to highest expense ratio (6)
(1) Represents data for the last 12 months ended 09/30/20
(2) Excludes RILY which does not publicly disclose compensation expense

(3) Operating Margin (%): (Revenue – Operating Expenses) / Revenue; Operating expenses defined as compensation and non-compensation operating expenses; Alpha operating expense excludes gain on disposal of Gilman branches and change in fair value of warrants
(4) Calculated as Average 3-Month Trading Volume x Average 3-Month Share Price

Selected Precedent Transactions Analysis

Selected Precedent Transactions Analysis

($US in millions)

Acquirer	Target	Date of Announce	Announced Transaction Value	Target KPIs: Number of Financial Advisors	Target KPIs: Assets Under Management ($B)	Valuation Multiples @ Announcement: LTM Revenue[1]	Valuation Multiples @ Announcement: LTM EBITDA
Independent Broker-Dealers							
LPL Financial	Wealth Management Business of Waddell & Reed	12/02/20	$300.0	900	$63	0.6x	6.5x[2]
Macquarie Asset Management	Waddell & Reed Financial, Inc.	12/02/20	$1,563.7	1,316[3]	$131	1.5x	10.6x
LPL Financial	E.K. Riley Investments	05/27/20	NA	35	$2	NA	6.0x[4]
LPL Financial	Lucia Securities	04/28/20	NA	20	$2	NA	6.0x[4]
Advisor Group	Ladenburg Thalmann Financial Services Inc.	11/12/19	$1,300.0[5]	4,400	$181	0.9x	12.1x[6]
Reverence Capital Partners	Advisor Group	05/10/19	NA	7,000	$268	NA	NA
Blucora, Inc.	1st Global, Inc.	03/19/19	$180.0	~850	$18	1.0x	18.0x[7]
Warburg Pincus	Kestra Financial, Inc.	02/25/19	NA	2,000	NA	NA	NA
Genstar Capital	Cetera Financial Group	07/17/18	NA	~8,000	NA	NA	NA
LPL Financial	National Planning Holdings, Inc.	08/16/17	$325.0[8]	3,200	$120	0.4x[9]	NA
Kestra Financial, Inc.	H. Beck, Inc.	08/08/17	NA	600	NA	NA	NA
Stone Point Capital	Kestra Financial, Inc.	04/04/16	NA	1,700	NA	NA	NA
Blucora, Inc.	HD Vest Financial Services	10/14/15	$580.0[10]	4,500	$36	1.8x[11]	15.5x[11]
RCS Capital Corporation	J.P. Turner & Company, LLC	01/17/14	$27.0[10]	325	$4	0.3x[12]	13.8x[13]
RCS Capital Corporation	Cetera Financial Group	01/16/14	$1,150.0	6,833	$152	1.1x[14]	16.8x[14]
RCS Capital Corporation	Summit Financial Services Group, Inc.	11/16/13	$49.0	305	$8	0.6x	8.8x
RCS Capital Corporation	Investors Capital Holdings, Ltd.	10/02/13	$52.5	452	$9	0.6x	NM

Independent Broker-Dealer Metrics:	LTM Revenue	LTM EBITDA
Low:	**0.3x**	**6.0x**
Average:	**0.9x**	**11.4x**
Median:	**0.8x**	**11.3x**
High:	**1.8x**	**18.0x**

Acquirer	Target	Date of Announce	Announced Transaction Value	Number of Financial Advisors	Assets Under Management ($B)	LTM Revenue[1]	LTM EBITDA
Full-Service Broker-Dealers							
Stifel Financial Corp.	GMP Capital Inc.	06/17/19	$52.0	NA	NA	0.4x[15]	4.2x[15]
Stifel Financial Corp.	Ziegler Wealth Management	10/30/17	NA	NA	NA	NA	NA
B. Riley Financial, Inc.	Wunderlich Securities	05/18/17	$67.0	219	$10	0.6x	5.9x
B. Riley Financial, Inc.	FBR & Co.	02/21/17	$160.2	NA	NA	1.6x	NM
Stifel Financial Corp.	City Financial Corporation	09/13/16	NA	40	$4	NA	NA
INTL FCStone Inc.	Sterne, Agee & Leach, Inc. (Clearing & Independent Wealth Mgmt Businesses)	06/27/16	$50.0	160	$11	NA	NA
Stifel Financial Corp.	Sterne, Agee & Leach, Inc.	02/23/15	$150.0[16]	730	$20	0.5x	NA
B. Riley Financial, Inc.	MK Capital Advisors LLC	02/02/15	$5.2[17]	NA	NA	NA	NA

Full-Service Broker-Dealer Metrics:	LTM Revenue	LTM EBITDA
Low:	**0.4x**	**4.2x**
Average:	**0.8x**	**5.0x**
Median:	**0.5x**	**5.0x**
High:	**1.6x**	**5.9x**

Combined Metrics:	LTM Revenue	LTM EBITDA
Low:	**0.3x**	**4.2x**
Average:	**0.8x**	**10.3x**
Median:	**0.6x**	**9.7x**
High:	**1.8x**	**18.0x**

Sources: Public filings and investor presentations
Note: "NM" indicates that deal multiple is negative
(1) For informational purposes only
(2) Represents estimated transaction multiple of ~6.5x or lower, per publicly disclosed company management estimates; Calculated based on estimated $50M+ of run-rate EBITDA relative to ~$335M total consideration
(3) Headcount as of 3/31/2020; Includes 922 financial advisors and 394 licensed associates
(4) Based on a transaction multiple of 6x post-synergy EBITDA, per publicly disclosed company management estimates
(5) Based on approximate enterprise value of $1,300 million
(6) Calculated based on reported adjusted EBITDA
(7) EBITDA multiple is calculated based on 2018A core EBITDA of $10 million
(8) Announced transaction value excludes $123 million in contingent payments
(9) Revenue multiple is based off of full-year 2016 revenue of $909.4 million
(10) Announced transaction value excludes earn-out payments
(11) Calculated based on figures for the twelve months ended September 30, 2015
(12) Calculated based on a weighted average revenue per advisor of $257K as of December 31, 2013
(13) Calculated based on pro forma adjusted EBITDA

(14) Includes results of operations for Cetera, Walnut Street Securities and Tower Square Securities for the twelve months ended December 31, 2013. Cetera acquired Walnut Street Securities and Tower Square Securities in the third quarter of 2013
(15) Revenue and EBITDA multiples are based on full-year 2018 metrics for GMP's capital markets business and GMP USA
(16) Announced transaction value excludes retention
(17) Announced transaction value excludes contingent consideration of $4.2 million

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Assumptions

Estimated Alpha Financial Performance & Projections	**2021E Financials**	• As directed by Alpha's Special Committee, 2021E reflects 1.00% in annual revenue growth from actual 2020 fiscal year end revenue • As directed by Alpha's Special Committee, 2021E pre-tax income margin reflects 0.50% in pre-tax income margin expansion from 2020 fiscal year end pre-tax margin, adjusted for an asset write-down and non-recurring expenses related to loss on investment in subsidiaries, fee to KBW and fees from 2020 acquisition proposal
	2022E-2027E Inorganic Growth	• Projected 2022E-2027E new annual inorganic growth using the following assumptions, as directed by Alpha's Special Committee – Assumes new inorganic growth is funded through operating cash flow, while Alpha maintains a net positive cash flow cushion – Assumes for every $0.55 in inorganic spend, Alpha will generate one dollar of acquired annual inorganic revenue in the following year – Assumes that inorganic spend is paid out over a two-year time period
	2022E-2027E Income Statement	• Projected 2022E-2027E income statement using the following assumptions, as directed by Alpha's Special Committee – Projected revenue is driven by (i) an annual organic growth rate of 1.00% **plus** (ii) for every $0.55 in inorganic spend, Alpha will generate a dollar of acquired annual inorganic revenue in the following year – 2022E-2024E assumes an annual 0.50% pre-tax earnings margin expansion – 2025E assumes an annual 0.75% pre-tax earnings margin expansion – 2026E+ assumes an annual 1.00% pre-tax earnings margin expansion
	2022E-2026E Cash Flow	• Projected 2022E-2026E cash flow items using the following assumptions, as directed by Alpha's Special Committee: – Assumes 2022E-2026E capital expenditures are equal to each year's annual inorganic spend – Assumes no impact from change in net working capital – As directed by Alpha's Special Committee, depreciation & amortization expenses are consistent with Alpha Management's projections
Terminal Multiple		• Calculated terminal value using the following approach – Applied a terminal forward earnings multiple to projected FY 2027E Tax-Affected Earnings o 8.0x represents average of Small-Cap Diversified Broker Dealers public companies Price / 2021E Earnings o Sensitivities from 5.0x to 10.0x
Discount Rate		• Calculated discount rate using the capital asset pricing model method (CAPM): – Applied the median beta of the selected peers to the CAPM formula – Sensitivities from 19.2% to 23.2%
Financing Requirement		• As directed by Alpha's Special Committee, assumes Alpha acquires businesses with cash generated from operations, without the use of external financing
Assumed Marginal Tax Rate		• As directed by Alpha's Special Committee, assumed 28.0% annual tax rate, consistent with Alpha Management's projections
Assumed Present Value Date		• March 31, 2021

Discounted Cash Flow Analysis *(Cont'd)*

Assumptions (Financial Projections)	
2020A Revenue	$229.9
2020 Adjusted Pre-Tax Margin (%)	(1.52%)
FY Organic Growth	1.00%
Cost per $ of Inorganic Revenue	$0.55
2021E-2024E Incremental Pre-Tax Margin Expansion (%)	0.50%
2025E Incremental Pre-Tax Margin Expansion (%)	0.75%
2026E+ Incremental Pre-Tax Margin Expansion (%)	1.00%
Annual Tax Rate (%)	28.00%

($ in 000s)	FY 2020A[1]	2H 2021[2]	For the Fiscal Year Ended September 30, 2022	2023	2024	2025	2026	2027
Total Revenue	$ 229,875	$ 116,087	$ 234,495	$ 242,295	$ 250,172	$ 259,947	$ 269,819	$ 283,426
Revenue Growth (%)			*1.00%*	*3.33%*	*3.25%*	*3.91%*	*3.80%*	*5.04%*
Pre-Tax Income	$ (8,079)	$ (1,189)	$ (1,229)	$ (58)	$ 1,191	$ 3,187	$ 6,006	$ 9,143
Pre-Tax Margin (%)	*(3.51%)*	*(1.02%)*	*(0.52%)*	*(0.02%)*	*0.48%*	*1.23%*	*2.23%*	*3.23%*
Plus: Write-down[3]	3,054	-	-	-	-	-	-	-
Plus: Non-Recurring Expenses[4]	1,521	-	-	-	-	-	-	-
Adjusted Pre-Tax Income	**$ (3,503)**	**$ (1,189)**	**$ (1,229)**	**$ (58)**	**$ 1,191**	**$ 3,187**	**$ 6,006**	**$ 9,143**
Adjusted Pre-Tax Margin (%)	*(1.52%)*	*(1.02%)*	*(0.52%)*	*(0.02%)*	*0.48%*	*1.23%*	*2.23%*	*3.23%*
Less: Taxes @ 28%	(1,865)	(333)	(344)	(16)	333	892	1,682	2,560
Tax-Affected Net Income	**$ (1,638)**	**$ (856)**	**$ (885)**	**$ (42)**	**$ 857**	**$ 2,295**	**$ 4,324**	**$ 6,583**
Memo:								
Cumulative Net Income			*$ (1,741)*	*$ (1,783)*	*$ (925)*	*$ 1,369*	*$ 5,694*	*$ 12,277*
Cash Flow to Shareholders								
Tax-Affected Net Income		**$ (856)**	**$ (885)**	**$ (42)**	**$ 857**	**$ 2,295**	**$ 4,324**	
(+) Depreciation[5]		526	1,052	1,052	1,052	1,052	1,052	
(+) Amortization[5]		1,141	2,281	2,281	2,281	2,281	2,281	
NOPAT		**$ 811**	**$ 2,449**	**$ 3,292**	**$ 4,191**	**$ 5,628**	**$ 7,658**	
(-) Capital Expenditures[6]		-	(1,500)	(3,000)	(3,500)	(4,000)	(5,000)	
(-) Change in Working Capital[7]		-	-	-	-	-	-	
Cash Flow to Shareholders		**$ 811**	**$ 949**	**$ 292**	**$ 691**	**$ 1,628**	**$ 2,658**	

New Inorganic Growth Spend Waterfall

	2H 2021[1]	For the Fiscal Year Ended September 30, 2022	2023	2024	2025	2026	Total Deal
2022 Inorganic Growth Spend		$ 1,500	$ 1,500				$ 3,000
2023 Inorganic Growth Spend			$ 1,500	$ 1,500			3,000
2024 Inorganic Growth Spend				$ 2,000	$ 2,000		4,000
2025 Inorganic Growth Spend					$ 2,000	$ 2,000	4,000
2026 Inorganic Growth Spend						$ 3,000	6,000
Total Inorganic Spend	**$ -**	**$ 1,500**	**$ 3,000**	**$ 3,500**	**$ 4,000**	**$ 5,000**	**$ 20,000**

(1) Actual fiscal year 2020 results serve as reference point only; Excluded from calculation of present value of cash flows
(2) Assumes present values as of 3/31/2021; Six months ended 3/31/2021 results assume 1.00% in annual revenue growth and 0.50% in pre-tax margin expansion from 2020 adjusted pre-tax margin
(3) Represents one-time write-down, as per management and confirmed by the Special Committee
(4) Represents loss on investment in subsidiaries, fee to KBW and fees from 2020 acquisition proposal, as per management and confirmed by the Special Committee
(5) Depreciation and amortization expense projections are based on management's estimates and confirmed by the Special Committee

(6) Assumes capital expenditures is attributable to inorganic growth
(7) Assumes no impact from change in net working capital

Discounted Cash Flow Analysis *(Cont'd)*

Implied DCF Values

Implied Alpha Equity Value ($000s)

Cost of Equity (%)	P / Fwd. EPS Multiple @ Exit 5.0x	6.0x	7.0x	8.0x	9.0x	10.0x
19.2%	$ 16,639	$ 19,148	$ 21,656	$ 24,112	$ 26,672	$ 29,180
20.2%	15,983	18,378	20,774	23,120	25,565	27,960
21.2%	15,359	17,648	19,937	22,178	24,514	26,803
22.2%	14,767	16,955	19,143	21,285	23,518	25,706
23.2%	14,205	16,297	18,389	20,437	22,572	24,664

Implied Price per Share

Cost of Equity (%)	P / Fwd. EPS Multiple @ Exit 5.0x	6.0x	7.0x	8.0x	9.0x	10.0x
19.2%	$ 1.21	$ 1.39	$ 1.57	$ 1.75	$ 1.94	$ 2.12
20.2%	1.16	1.34	1.51	1.68	1.86	2.03
21.2%	1.12	1.28	1.45	1.61	1.78	1.95
22.2%	1.07	1.23	1.39	1.55	1.71	1.87
23.2%	1.03	1.18	1.34	1.48	1.64	1.79

Note: Implied price per share is calculated based on 13,765,304 shares outstanding, per Company management

Appendix

Keefe, Bruyette & Woods
A Stifel Company

Palantir Overview and Illustrative Pro Forma Impact

Palantir Overview and Illustrative Pro Forma Impact

- Alpha's Private Shares business originates and manages funds that invest in single issuer's securities of potential pre-IPO companies
  - Shares in the funds are distributed through Alpha's retail and institutional sales channels
  - Alpha earns placement fees and carried interest from the funds
- The Private Shares business is holding pre-IPO shares of Palantir in its funds
- Palantir (NYSE: PLTR) listed on September 30, 2020 at $10.00 / share and has a current share price of $25.20 / share(1)
- The number of shares that Alpha will receive as its carried interest is dependent on the share price when the funds liquidate the shares
- These shares are subject to lock-up provisions until the start of the third trading day following the date of public disclosure of its financial results for the year ending December 31, 2020

Illustrative Pro Forma Adjustments from Palantir (NYSE: PLTR) Carried Interest Proceeds

PLTR 3-Day VWAP (as of 1/8/2021)	$24.63
# of Shares(2)	485,088
Illustrative Pre-Tax Value ($M)	**$11.9**
Pre-Tax Value Adj. for 15% Illustrative Illiquidity Discount ($M)	$10.2
Illustrative Post-Tax Value ($M)(3)	**$7.3**
Illustrative Pro Forma Adjustments / Share(4)	**$0.53**

Source: S&P Capital IQ, Company management
Note: Illustrative data does not account for potential selling expenses, hedging costs, market discount or fees and commissions; KBW expresses no view as to what the actual revenue and profit impact of the Palantir liquidity event will be
(1) As of 1/8/2021
(2) Number of shares based on management's carry shares matrix at the 3-day VWAP as of 1/8/2021
(3) Assumes effective annual tax rate of 28.0%, per Company management
(4) Calculated based on 13,765,304 shares outstanding, per Company management

Capital Asset Pricing Model

Alpha Capital Asset Pricing Model

Capital Asset Pricing Model

Alpha CAPM	
Risk Free Rate (1)……	1.7%
Market Risk Premium (2)……	7.2%
Alpha Peer Median Beta (3)……	120.7%
Risk Premium x Beta……	8.6%
Size Premium (4)……	10.9%
CAPM Discount Rate……	**21.2%**

Risk Free Rate + Beta x (Market Risk Premium) + Size Premium = CAPM

Size Premium Calculation

	Market Cap. Range ($mm)		Size
Decile	**Low**	**High**	**Premium (4)**
1	$ 31,090.4	$ 1,061,355.0	(0.3%)
2	13,142.6	30,542.9	0.5%
3	6,618.6	13,100.2	0.7%
4	4,312.5	6,615.0	0.8%
5	2,688.9	4,311.3	1.1%
6	1,669.9	2,685.9	1.3%
7	993.9	1,668.3	1.5%
8	515.6	993.8	1.6%
9	230.0	515.6	2.2%
10	2.0	229.7	5.0%
10W	181.408	229.748	2.7%
10A	120.519	229.748	3.5%
10Y	62.612	120.178	6.6%
10B	1.973	120.178	8.0%
10Z	1.973	62.199	10.9%

Source: S&P Global Market Intelligence, Bloomberg, FactSet Research Systems and Duff & Phelps
(1) 20-year treasury rate as of 1/8/2021
(2) Latest long-horizon expected market risk premium methodology provided by Duff & Phelps (in accordance with previous Ibbotson Associates methodology)
(3) Peer median 2-year daily adjusted beta as of 1/8/2021. Adjusted Beta = (2/3) * (2-year Daily Raw Beta) + (1/3).
(4) Latest size premium methodology provided by Duff & Phelps (in accordance with previous Ibbotson Associates methodology)

Capital Asset Pricing Model – Alpha Selected Public Companies

		A	+	B	+	C	=	D
			B'	x B''	= B			
Institution	Ticker	Risk Free Rate[1]	Market Risk Premium[2]	2 Year Adjusted Daily Beta[3]	Market Risk Premium x Beta	Market Cap ($mm)[4]	Size Premium (%)[5]	CAPM Discount Rate (%)
Small-Cap Diversified Broker Dealers								
B. Riley Financial, Inc.	RILY	1.7%	7.2%	120.7%	8.6%	$1,163	1.5%	11.8%
Cowen Inc.	COWN	1.7%	7.2%	150.1%	10.7%	$732	1.6%	14.0%
Oppenheimer Holdings Inc.	OPY	1.7%	7.2%	122.5%	8.8%	$401	2.2%	12.7%
JMP Group LLC	JMP	1.7%	7.2%	64.3%	4.6%	$77	6.6%	12.9%
Cohen & Company Inc.	COHN	1.7%	7.2%	85.4%	6.1%	$22	10.9%	18.7%
75th Percentile:				**122.5%**	**8.8%**	**732.0**	**6.6%**	**14.0%**
Average:				**108.6%**	**7.8%**	**478.9**	**4.6%**	**14.0%**
Median:				**120.7%**	**8.6%**	**400.6**	**2.2%**	**12.9%**
25th Percentile:				**85.4%**	**6.1%**	**77.5**	**1.6%**	**12.7%**

Source: S&P Global Market Intelligence, Bloomberg, FactSet Research Systems and Duff & Phelps.
(1) 20-year treasury rate as of 1/8/2021
(2) Latest long-horizon expected market risk premium methodology provided by Duff & Phelps (in accordance with previous Ibbotson Associates methodology).
(3) 2-year daily adjusted beta as of 1/8/2021. Adjusted Beta = (2/3) * (2-year Daily Raw Beta) + (1/3).
(4) Market cap data as of 1/8/2021
(5) Please refer to the previous page for size premium details.